Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
MATRIXX INITIATIVES, INC.
at
$8.00 NET PER SHARE
Pursuant to the Offer to Purchase dated December 22, 2010
by
WONDER HOLDINGS, INC.,
a wholly-owned subsidiary of
WONDER HOLDINGS ACQUISITION CORP.
an affiliate of
H.I.G. BAYSIDE DEBT & LBO FUND II, L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 PM, NEW YORK CITY TIME, ON JANUARY 24, 2011, UNLESS THE TENDER OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share, of Matrixx Initiatives, Inc., a Delaware corporation (“Matrixx”), including the associated rights issued pursuant to the Rights Agreement, dated as of July 22, 2002, between Matrixx and Corporate Stock Transfer, Inc. (the shares of the common stock of Matrixx, together with the associated rights, being referred to collectively as the “Shares”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach BNY Mellon Shareowner Services (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

BNY Mellon Shareowner Services

By Registered or Certified Mail:	If delivering by facsimile transmission:	By Overnight Courier:
BNY Mellon Shareowner Services Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606	(for eligible institutions only) (201) 680-4626 Confirm facsimile by telephone: (201) 680-4860 (for confirmation only)	BNY Mellon Shareowner Services Corporate Action Department 27th Floor 480 Washington Blvd. Jersey City, NJ 07310

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Wonder Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Wonder Holdings Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated December 22, 2010 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share, of Matrixx Initiatives, Inc., a Delaware corporation (“Matrixx”), including the associated rights issued pursuant to the Rights Agreement, dated as of July 22, 2002, between Matrixx and Corporate Stock Transfer, Inc. (the shares of the common stock of Matrixx, together with the associated rights, being referred to collectively as the “Shares”), specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s)
(if available)

☐	Check here if Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:  , 201

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No
(Daytime telephone number)

Signature(s):

2

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three (3) Nasdaq Global Select Market trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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